UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2013

Bank of the Ozarks, Inc.
(Exact name of registrant as specified in its charter)

Arkansas	0-22759	71-0556208
(State of incorporation or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)
17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Information.

On December 9, 2013, Bank of the Ozarks, Inc. (the “Company”) announced that it has entered into a definitive agreement and plan of merger (the “Agreement) with Bancshares, Inc. (“Bancshares”) in Houston, Texas. Under the terms of the Agreement, the Company will pay approximately $23 million in cash for all outstanding shares of Bancshares common stock, subject to potential adjustments. Completion of the transaction is subject to certain closing conditions, including customary regulatory approvals and the approval of Bancshares’ shareholders. The transaction is expected to close the first quarter of 2014.

Item 9.01 Financial Statements and Exhibits.

        (d) Exhibits.

              The following exhibit is being furnished with this Current Report on Form 8-K.

Exhibit
No.	Description of Exhibit

99.1	Press Release dated December 9, 2013 whereby Bank of the Ozarks, Inc. Announces Agreement to Acquire Bancshares, Inc. of Houston, Texas.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.
(Registrant)

Date:	December 9, 2013	/s/ Greg McKinney
Greg McKinney
Chief Financial Officer
and Chief Accounting Officer

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EXHIBIT
INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated December 9, 2013 whereby Bank of the Ozarks, Inc. Announces Agreement to Acquire Bancshares, Inc. of Houston, Texas.

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